Exhibit (j)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the prospectus and statement of additional information of TD Asset Management USA Funds Inc. (the “Registrant”) included as part of Post-Effective Amendment No. 66 to the Registrant’s Registration Statement on Form N-1A (File Nos. 33-96132 and 811-9086).

/s/Willkie Farr & Gallagher LLP Willkie Farr & Gallagher LLP

New York, New York
October 8, 2014